Exhibit 107
Calculation of Filing Fee Tables
FORM
S-3
(Form Type)
FIRST AMERICAN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.00001 per share	Rule 457(a)	22,674(1)(3)	$62.96(2)	$1,427,555.04	$ 153.10 per $1,000,000	$218.56

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.00001 per share	Rule 415(a)(6)	477,326(1)(3)	$62.96(2)	$30,052,445			S-3	333-263184	March 1, 2022	$142.77

	Total Offering Amounts					$31,480,000.04		$218.56

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$218.56

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall include any additional shares of common stock that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of First American Financial Corporation’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based on the average of the high and low sale prices of shares of our common stock, as quoted on the New York Stock Exchange on February 13, 2025.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the prospectus included herein relates to 477,326 shares of our common stock previously registered under Registration Statement
No. 333-263184,
filed by us on March 1, 2022, which were not sold thereunder. This registration statement re-registers
the 477,326 shares of our common stock that remain unsold as of the date hereof. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee previously paid in connection with such unsold securities shall continue to apply to the unsold securities. The filing fee of $218.56 being paid herewith relates to the 22,674 newly registered securities.

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